Exhibit 10.10

[Cautionary Note: This Agreement has been translated into English from the original Chinese language version.]

Agreement of Share Transfer

Transferor:	Sale and Marketing Publishing House, a publishing house that was established and is validly existing under the laws of PRC, (hereinafter “Party A”)

Address:	14th Floor, District A, No. 15 Jing Lan Road, Guanghui International Trade Center, Zhengzhou, Henan Province, PRC

Transferee:	Shenzhen New Media Consulting Co., Ltd., a Chinese company incorporated under the laws of PRC, (hereinafter “Party B”)

Address:	Room 1915, Sunshine Golf Mansion, Shennan Av., Futian District, Shenzhen, PRC.

1.
Shenzhen Media Investment Co., Ltd. (“the Company”) was incorporated under the laws of PRC, with registered capital of RMB 36 million. Party A owns 38.19% of the total equity of the Company (“the Shares”);

2.	Party A is willing to transfer the Shares to Party B; Party B is willing to take the transferred shares;

3.	Party A and Party B have both agreed to enter into this agreement on this share transfer after fair negotiation.

1	Shares Transfer

1.1
Party A agrees to transfer the Shares according to the terms and conditions of this agreement; Party B agrees to purchase the Shares from Party A according to the terms and conditions of this agreement.

1.2
Both parties agree, upon signing this agreement, Party B will enjoy all the legal rights and take responsibilities in connection with the Shares; Party A will no longer enjoy any of the legal rights or take responsibilities in connection with the Shares. Such legal rights and responsibilities are defined under the Law of Corporation of PRC and the Articles of Association of the Company.

2	Purchase Price and Payment Method

2.1	Both parties agreed that the purchase price of transferring the Shares is RMB27.29 million.

2.2
Upon signing this agreement, Party B shall pay 20% of the purchase price to Party A which is RMB5.458 million within six months; the rest of the payment which is RMB21.832 million shall be paid by Party B to Party A within twenty-four months after this transaction is closed.

3	Effective Date

3.1	The agreement becomes effective once it is duly signed by authorized persons from each party.

4	Relevant Expenses:

4.1	Each party shall bear the expenses caused by executing this agreement. Both parties agree that the Company will bear all the expense related to the change of business license.

5.	Governing Law and Dispute Settlement:

5.1	The governing law of this agreement is the laws of PRC.

5.2
All disputes between the parties arising out of or in connection with this agreement shall be settled between the parties by discussion and mutual accord. If a mutual accord cannot be reached between the parties, either party may submit the dispute to a court with jurisdiction.

6.	Others

6.1
This agreement may be amended and supplemented upon bilateral consent. Amendments and supplements should be made in a written form and signed by both parties. The amendments or supplements are an integral part of this agreement.

6.2	No party may assign, transfer or intend to transfer any rights, benefits and obligations under this agreement without the written consent from the other party.

6.3
This agreement constitutes the entire agreement entered into by and between both parties regarding this share transfer. Any prior oral or written promise, understanding, letter of intent, memorandums or agreements by both parties shall be superseded by this agreement.

6.4
Upon signing this agreement, the safeguarding provision under the Operation and Management Right Agreement between Shenzhen Media Investment Co., Ltd and Sale s and Marketing Publishing House (Article B) shall be cancelled.

6.5	Both parties agreed that this agreement shall be effective during the process of changing business license.

6.6	This agreement has two copies and one copy for each party. Each copy has the same legal effect.

Transferors:	Transferee:
Sale and Marketing Publishing House	Shenzhen New Media Consulting Co., Ltd
(Corporate Seal)	(Corporate Seal)

Date: December 21, 2005